EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements No. 33-20529, 33-31623, 33-48091 and 33-61803 on Form S-8 pertaining to the 1987
Stock Option Plan, the 1988 Stock Option Plan, the 1991 Stock Option Plan and the 1995 Non-Employee Director Stock Option Plan, respectively, of One Price Clothing Stores, Inc. of our report dated March 9, 2001 appearing in this Form 10-K of One Price Clothing Stores, Inc. for the year ended February 3, 2001.

Deloitte & Touche LLP
Greenville, South Carolina
April 25, 2001


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